Exhibit 10.30

Confidential	EXECUTION VERSION
SECURITY AGREEMENT
     This Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 14, 2006 (the “Effective Date”), among Sirion Therapeutics, Inc., a North Carolina corporation (the “Debtor”), and PharmaBio Development Inc., a North Carolina corporation (the “Secured Party”).
BACKGROUND
     A. The Debtor and the Secured Party have, in connection with the execution and delivery of this Agreement, entered into the Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
     B. The Debtor will receive substantial benefits from the execution, delivery and performance of the obligations under the Loan Agreement and is, therefore, willing to enter into this Agreement.
     C. The Debtor is or, as to Collateral (as hereinafter defined) acquired by the Debtor after the date hereof, will be the legal or beneficial owner of the Collateral pledged by it hereunder.
     D. This Agreement is given by the Debtor for the benefit of the Secured Party to secure the payment and performance of all of the Obligations (as hereinafter defined).
     NOW THEREFORE, in consideration of the foregoing and other benefits accruing to the Debtor, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
Definitions
     1.1 Definitions. Capitalized terms used but not defined in the text of this Agreement shall have the meanings ascribed to them on Exhibit A attached hereto and incorporated herein by reference.
ARTICLE II
Security Interest
     2.1 Security Interest.
          (a) As security for the punctual and complete payment and performance in full of the Obligations, the Debtor hereby grants to the Secured Party a security interest of first priority in and lien on, and pledges and hypothecates, all of the Debtor’s right, title and interest in, to and under the Collateral. The security interest granted hereunder to secure the Obligations is referred to herein as the “Security Interest.”
           (b) Without limiting the foregoing, the Secured Party is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any foreign country) or other documents for the purpose of perfecting or continuing the Security Interest granted by the Debtor, without the signature of the Debtor, and naming the Debtor as debtor and the Secured Party as secured party, or otherwise describing the transactions contemplated by this Agreement; provided, that, so long as no Event of Default has occurred and is continuing, the Secured Party shall provide copies of all such documents to the Debtor a reasonable time in advance of any such filing (and, in the event that an Event of Default shall have occurred and be continuing, such copy shall be provided to the Debtor substantially concurrently with the filing thereof); provided, further, that the failure by the Secured Party to provide such copies shall not affect the validity of any such filing.
      2.2 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Secured Party to, or in any way alter or modify, any obligation or liability of the Debtor with respect to or arising out of the Collateral.
ARTICLE III
Representations and Warranties
      The Debtor represents and warrants to the Secured Party that:
      3.1 Title and Authority. The Debtor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Secured Party the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.
      3.2 Filings. Fully completed UCC financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed, or delivered to the Secured Party for filing, in each governmental, municipal or other office in which such filings are necessary to perfect the Security Interest for the benefit of the Secured Party in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.
      3.3 Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.2 above, a perfected security interest in all

Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable Law in such jurisdictions, (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and registering or recording of an appropriate notice of security interest with the United States Patent and Trademark Office, as applicable, and (d) a perfected security interest in all Collateral in which a security interest may be perfected by possession or control by the Secured Party, in each case, to the extent required pursuant to the provisions hereof. The Security Interest is and shall be prior to any other Lien on any of the Collateral.
     3.4   Limitations on and Absence of Other Liens. Except for Permitted Liens, the Collateral is owned by the Debtor free and clear of any Lien. The Debtor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, (b) any assignment in which the Debtor assigns any Collateral or makes any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or (c) any assignment in which the Debtor assigns any Collateral or makes any security agreement or similar instrument covering any Collateral with any foreign Governmental or Regulatory Authority, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.
     3.5   Authority and Consents. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Debtor has all necessary corporate power and authority to execute and deliver the Transaction Documents and to consummate the Transactions. The execution and delivery of the Transaction Documents and consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Debtor and no other corporate proceedings on the part of the Debtor are necessary to authorize the Transaction Documents or to consummate the Transactions. The Transaction Documents have been duly and validly executed and delivered by the Debtor and constitute valid, legal and binding agreements of the Debtor, enforceable against the Debtor in accordance with their respective terms. No consent, authorization or order of, or filing or registration with, any Governmental or Regulatory Authority is required to be obtained or made by the Debtor for the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. Neither the execution, delivery and performance of the Transaction Documents by the Debtor nor the consummation by the Debtor of the Transactions will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Debtor; (b) violate any Law applicable to the Debtor or the Transactions; or (c) result in the creation of any Lien upon any assets of the Debtor pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Debtor is a party or by which the Debtor or any of its properties may be bound.

ARTICLE IV
Covenants
     4.1 Change of Name; Location of Collateral and Records; Place of Business. The Debtor agrees promptly to notify the Secured Party in writing of any change in (a) its corporate name, (b) the location of its chief executive office or its principal place of business, or (c) its organizational identification number. The Debtor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will be made within one (1) Business Day of such change) under the UCC or otherwise that are required in order for the Secured Party to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject to no Liens. The Debtor agrees promptly to notify the Secured Party if any material portion of the Collateral owned or held by the Debtor is damaged or destroyed.
     4.2 Protection of Security. The Debtor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Secured Party in the Collateral and the priority thereof against any Lien.
     4.3 Further Assurances. The Debtor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any filing or other similar fees required in connection with the performance of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party.
     4.4 Inspection and Verification. The Secured Party and such Persons as the Secured Party may reasonably designate shall have the right, at all reasonable times and upon reasonable notice under the circumstances, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Debtor’ affairs with the officers of the Debtor and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral.
     4.5 Taxes; Encumbrances. At its option, the Secured Party may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral to the extent the Debtor fails to do so as required by this Agreement, and the Debtor agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.5 shall be interpreted as excusing the Debtor from the performance of, or imposing any obligation on the Secured Party to cure or perform, any covenants or other promises of the

Debtor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.
     4.6 Continuing Obligations of the Debtor. The Debtor shall observe and perform in all material respects all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Debtor agrees to indemnify and hold harmless the Secured Party from and against any and all liability for such performance.
     4.7 No Other Liens. Except for Permitted Liens or as approved by Debtor’s Board of Directors as set forth in Section 6.2(k) of the Investors’ Rights Agreement, the Debtor shall not make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral other than the Security Interest securing the Obligations.
     4.8 Certain Covenants and Provisions Regarding Patent and Trademark Collateral.
          (a) The Debtor agrees that it will not do any act, or omit to do any act, whereby any Patent constituting Collateral that is material to the conduct of the Debtor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent Laws.
          (b) The Debtor will, for each Trademark constituting Collateral which is material to the conduct of the Debtor’s business, use its commercially reasonable efforts to (i)maintain such Trademark in full force free from, any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable Law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
          (c) The Debtor shall notify the Secured Party as soon as practicable if it knows or has reason to know that any Patent or Trademark constituting Collateral which is material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or similar office of any foreign country) regarding the Debtor’s ownership of any such Patent or Trademark, its right to register the same, or to keep and maintain the same.
          (d) In no event shall the Debtor, either itself or through any agent, employee, licensee or designee, file an application for any Patent or Trademark (or for the registration of any Trademark) constituting Collateral with the United States Patent and Trademark Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Secured Party after such filing and, upon request of the Secured Party, executes and delivers any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in such Patent or Trademark or application therefor, and the

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Debtor hereby appoints the Secured Party as its attorney-in-fact to execute and file such writings solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable while this Agreement is in effect.
          (e) The Debtor will take all necessary steps that are consistent with its reasonable business judgment and the practice in any proceeding before the United States Patent and Trademark Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents or Trademarks constituting Collateral (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Trademarks constituting Collateral that is material to the conduct of the Debtor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
          (f) In the event that the Debtor has reason to believe that any Collateral consisting of a Patent or Trademark has been infringed, misappropriated or diluted by a third party in any material respect, the Debtor promptly shall notify the Secured Party and shall, if consistent with the Debtor’s reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.
ARTICLE V
Remedies
     5.1 Remedies upon Default.
          (a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Secured Party shall have the right to exercise any and all rights afforded to a secured party under the UCC or other applicable Law and to take any of or all the following actions at the same or different times: (i) with respect to any Collateral consisting of Intellectual Property, Contracts or Contract Rights on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the Debtor to the Secured Party, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral worldwide on such terms and conditions and in such manner as the Secured Party shall determine, and (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and the Debtor agrees to deliver each item of Collateral to the Secured Party on demand. Without limiting the generality of the foregoing, the Debtor agrees that the Secured Party shall have the right, subject to the requirements of applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, as the Secured Party shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Debtor, and the Debtor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which the Debtor now has or may at any time in the future have under any Law now existing or hereafter enacted.
          (b) At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section, the Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of the Debtor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to the Secured Party from the Debtor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Debtor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement and the Debtor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full; provided that the Secured Party shall deliver to the Debtor any monies or Proceeds it receives, from the Debtor or otherwise, on account of the Obligations in excess of such amount required to pay in full the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
     5.2 Grant of License to Use Intellectual Property. For the purpose of enabling the Secured Party to exercise rights and remedies under this Article at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, the Debtor hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sublicense any of the Collateral now owned or hereafter acquired by the Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, in each case subject to the terms and conditions and to the extent allowable under any agreement with a third party pursuant to which such Collateral was initially licensed. The use of such license by the Secured Party shall be exercised, at the option of the Secured Party, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon the Debtor notwithstanding any subsequent cure of an Event of Default.
     5.3 Secured Party Appointed Attorney-in-Fact. The Debtor hereby appoints the Secured Party the attorney-in-fact of the Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest while this Agreement is in effect.

     5.4 Third Party Approvals or Consents Related to Remedies. In the event that the Secured Party desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental or Regulatory Authority or any other Person therefor, then, upon the request of the Secured Party, the Debtor agrees to use its best efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
ARTICLE VI
Miscellaneous
     6.1 Entire Agreement; Amendments. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the Parties with respect to the subject matter thereof and supersede all prior agreements (oral or written), understandings, negotiations and discussions dealing with the same subject matter. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement. The Parties, from time to time during the term of this Agreement, may modify any of the provisions hereof only by an instrument in writing duly executed by the Parties.
     6.2 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.2 of the Loan Agreement.
     6.3 Security Interest Absolute. All rights of the Secured Party hereunder, the Security Interest, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any other Transaction Document, any agreement with respect to any of the Obligations, or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any other Transaction Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guarantying all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Obligations or this Agreement.
     6.4 Survival of Agreement. All covenants, agreements, representations and warranties made by the Debtor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the Loan Agreement shall be considered to have been relied upon by the Secured Party and shall survive the payment of any amounts or supply of any services by the Secured Party to the Debtor, regardless of any investigation made by the Secured Party or on its behalf, and shall continue in full force and effect until this Agreement shall terminate.

     6.5 No Waiver; Remedies. No failure or delay on the part of the Secured Party in either exercising or enforcing any right under this Agreement will operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right will preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right will have effect unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right. The rights and remedies set forth in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law or otherwise.
     6.6 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions to be replaced thereby. It is understood and agreed among the Parties that this Agreement shall create separate security interests in the Collateral securing the Obligations as provided in Section 2.1, and that any determination by any court with jurisdiction that the security interest securing any Obligation is invalid for any reason shall not in and of itself invalidate the Security Interest securing any other Obligations hereunder.
     6.7 Interpretation. The headings contained in this Agreement are used only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of any section of this Agreement.
     6.8 Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment by any Party will not become effective until counterparts hereof have been executed by both Parties. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.
     6.9 Termination. This Agreement and the Security Interest (a) shall terminate when all the Obligations have been indefeasibly satisfied in full (at which time the Secured Party shall execute and deliver to the Debtor, at the Debtor’s expense, all UCC termination statements and similar documents that the Debtor shall reasonably request to evidence such termination) and (b) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any Obligation is rescinded or must otherwise be restored by the Secured Party upon any bankruptcy or reorganization of the Debtor or otherwise. Any execution and de-

livery of termination statements or documents pursuant to this Section 6.9 shall be without recourse to or warranty by the Secured Party.
     6.10 Governing Law. This Agreement, and the rights and obligations of the Parties arising hereunder or in connection herewith, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the Laws of the State of North Carolina, as applied to agreements executed and performed entirely in the State of North Carolina, without regard to its conflicts of law rules.
     6.11 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns, provided that Debtor may not assign or transfer any or all of its rights or delegate any or all of its obligations under this Agreement, including by operation of law, without the prior written consent of the Secured Party, and any attempted assignment or transfer by the Debtor without consent shall be null and void. Nothing in this Section 6.11 shall preclude the transfer of the Debtor’s rights and obligations under this Agreement in conjunction with a merger in which the Debtor is not the surviving entity.
     6.12 Disclaimer. Neither Lender nor Debtor, nor any of such Party’s Affiliates, directors, officers, employees, subcontractors or agents shall have, under any legal theory (including, but not limited to, contract, negligence and tort liability), any liability to the. other Party for any loss of opportunity or goodwill, or any type of special, incidental, indirect or consequential damage or loss, in connection with or arising out of this Agreement.
     6.13 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against either Party in the courts of the State of North Carolina, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of North Carolina, and each of the Parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding.
[signature page follows.]

[Signature Page to Security Agreement]
     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

SIRION THERAPEUTICS, INC.
By:	/s/ Barry Butler
	Name:	Barry Butler
	Title:	President & CEO

PHARMABIO DEVELOPMENT INC.
By:	/s/ Tom Perkins
	Name:	TOM PERKINS
	Title:	SVP

EXHIBIT A
DEFINITIONS
     “Affiliate” shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, the specified individual or entity. For purposes of this Agreement, a person shall be deemed to control another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management, business and affairs of such other person, whether through the ownership of voting securities, by contract, or otherwise.
     “Business Day” shall mean any day, other than a Saturday, Sunday or legal holiday, during which banks in North Carolina are open for the conduct of their banking business.
     “Collateral” shall mean all right, title and interest of Debtor in, to and under any and all property, assets or rights, tangible or intangible, whether now existing or hereafter existing or acquired from time to time, including, without limitation, the following: (a) all Accounts, Consumer Goods, Contract Rights, Contracts, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Letters-of-Credit, monies, Payment Intangibles, Promissory Notes, Receivables, Software, and Tangible Chattel Paper; (b) all Intellectual Property, (c) all regulatory applications, filings, approvals or similar items related to the Intellectual Property or otherwise, and all records and reports that are required to be maintained under applicable governmental regulations and all related correspondence to and from Governmental or Regulatory Authorities, and all clinical data related to any such regulatory applications, filings, approvals or similar items; (d) all books, records, computer information, files, documents, data or other materials related to or arising out of or in connection with any and all of the foregoing; and (e) all Proceeds, including Cash Proceeds and Non-cash Proceeds, of any and all of the foregoing.
     “Contracts” shall mean all contracts, agreements and licenses between Debtor and one or more other parties, or under or with respect to which Debtor has rights.
     “Contract Rights” shall mean all rights of Debtor (including, without limitation, all rights to payment or property) under each Contract.
     “Copyrights” shall mean, collectively, all copyrights (whether such copyrights are statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, and in each case, whether now owned or hereafter created or acquired, together with any and all (i) rights and privileges arising under applicable Law with respect to the use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

     “Equipment” shall mean any “equipment,” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of North Carolina, now or hereafter owned by Debtor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
     “Event of Default” shall have the same definition as that provided in the Loan Agreement.
     “Governmental or Regulatory Authority” means any foreign, federal, state, or local court, or governmental or regulatory agency or authority.
     “Intellectual Property” shall mean all intellectual property, proprietary rights and similar property or rights of every kind and nature now owned or hereafter acquired, including, without limitation, Patents, Trademarks, Copyrights, domain names, trade secrets and trade secret rights, inventions, designs, confidential or proprietary technical and business information, Know-How, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Inventory” shall mean all raw materials, work-in-process, and finished inventory of Debtor of every type or description and all documents of title covering such inventory, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of North Carolina, now or hereafter owned by Debtor.
     “Investors’ Rights Agreement” shall mean the Investors’ Rights Agreement among the Parties and certain founding shareholders of Debtor, dated as of the date hereof, being entered into contemporaneously herewith.
     “Know-How” shall mean all know-how and other information, including, without limitation, ideas, discoveries, inventions, data, techniques, specifications, processes, procedures, manufacturing and technical information, results from experiments and tests, instructions, methods, formulae, designs, plans, sketches, records, confidential analyses, interpretations of information, and trade secrets, or any similar items, in any media form, whether or not tangible, including, without limitation, any paper or electronic form.
     “Law” means any federal, state, provincial, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental or Regulatory Authority.
     “Lien” shall mean any lien, security interest, mortgage, pledge, encumbrance, charge or claim.
     “Loan Documents” shall mean the Loan Agreement, the Note, this Agreement, and any other documents required or necessary to consummate the transactions contemplated by the Loan Agreement.

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     “Note” shall have the same definition as that provided in the Loan Agreement.
     “Obligations” shall mean any and all obligations (whether or not constituting future advances, obligatory or otherwise) of the Debtor to the Secured Party or its Affiliates, including without limitation, from time to time arising under or in respect of the Loan Documents (including, without limitation, the obligations to pay any and all amounts, indemnities and other payments related to or in respect of the obligations contained in the Loan Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Debtor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).
     “Party” shall mean the Debtor or the Secured Party and “Parties” means the Debtor and the Secured Party.
     “Patents” shall mean: (a) any U.S. or foreign patent to which Debtor now or hereafter has title and any application for a U.S. or foreign patent made by Debtor prior to or after the date hereof; (b) any reissue, renewal, division, continuation, continuation-in-part, or extension of or for any such patents or patent applications; and (c) any and all rights of enforcement with respect to any such patents and patent applications, including all rights of recovery or otherwise based on past, present and future infringement or misuse of said patents and patent applications and any and all causes of action related thereto.
     “Permitted Liens” means (a) Liens for any Taxes not yet due and payable, or if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (b) Liens in favor of the Secured Party, (c) purported Liens evidenced by the filing of precautionary UCC financing statements relating to operating leases, and (d) Liens securing capital leases and purchase money financing of equipment so long as such Lien encumbers only the assets acquired pursuant to such lease or financing and any additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof.
     “Person” means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or any Governmental or Regulatory Authority.
     “Proceeds” shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of North Carolina on the date hereof or under other relevant Law and, in any event, shall include, but not be limited to, (a) proceeds arising or related to any sale, conveyance, assignment or transfer of any of the Collateral; (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor or Secured Party from time to time with respect to any of the Collateral; (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental or Regulatory Authority (or any

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person acting under color of Governmental or Regulatory Authority); and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Receivable” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina, and, in any event, shall include, but shall not be limited to, all of Debtor’s rights to payment for goods sold, leased or licensed or services performed by Debtor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, Contract, security agreement, chattel paper or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by Debtor to secure the foregoing; (b) all of Debtor’s right, title and interest in and to any goods, the sale of which gave rise thereto; (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing; (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto; (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration offices; (g) all credit information, reports and memoranda relating thereto; and (h) all other writings related in any way to the foregoing.
     “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called (including interest and penalties thereon) by any Governmental or Regulatory Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.
     “Trademarks” shall mean (a) any registered or unregistered domestic or foreign servicemarks, trademarks, servicemark applications, trademark applications, and trade, business and product names to which Debtor now or hereafter has title; and (b) all of Debtor’s right, title and interest to register trademark claims under any state or federal trademark Law or Law of any foreign country and to apply for, renew, and extend the trademark registrations and trademark rights, the right to sue or bring opposition or cancellation proceedings for past, present, and future infringements or misuse of the trademarks, registrations, or trademark rights and all rights corresponding thereto in the United States and any foreign country.
     “Transaction Documents” shall mean, collectively, the Loan Documents and the Investor Rights Agreement.
     ‘Transactions” shall mean, collectively, the transactions contemplated by the Transaction Documents.
     “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

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     Additional defined terms are set forth in the location indicated below:

Defined Term	Location
“Agreement”	Preamble
“Debtor”	Preamble
“Effective Date”	Preamble
“Loan Agreement”	Background
“Security Interest”	§2.1(a)
“Secured Party”	Preamble
     All capitalized terms not expressly defined herein are used as such terms are defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of North Carolina.

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FINAL
SCHEDULE “A”
Collateral
     “Collateral” shall mean all right, title and interest of Debtor in, to and under any and all property, assets or rights, tangible or intangible, whether now existing or hereafter existing or acquired from time to time, including, without limitation, the following: (a) all Accounts, Consumer Goods, Contract Rights, Contracts, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Letters-of-Credit, monies, Payment Intangibles, Promissory Notes, Receivables, Software, and Tangible Chattel Paper; (b) all Intellectual Property; (c) all regulatory applications, filings, approvals or similar items related to the Intellectual Property or otherwise, and all records and reports that are required to be maintained under applicable governmental regulations and all related correspondence to and from governmental or regulatory authorities, and all clinical data related to any such regulatory applications, filings, approvals or similar items; (d) all books, records, computer information, files, documents, data or other materials related to or arising out of or in connection with any and all of the foregoing; and (e) all Proceeds, including Cash Proceeds and Non-cash Proceeds, of any and all of the foregoing.
     “Contract Rights” shall mean all rights of Debtor (including, without limitation, all rights to payment or property) under each Contract.
     “Contracts” shall mean all contracts, agreements and licenses between Debtor and one or more other parties, or under or with respect to which Debtor has rights.
     “Copyrights” shall mean, collectively, all copyrights (whether such copyrights are statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, and in each case, whether now owned or hereafter created or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
     “Debtor” shall mean Sirion Therapeutics, Inc.
     “Equipment” shall mean any “equipment,” as such term is defined in the Uniform Commercial Code as in effect on February 14, 2006 in the State of North Carolina, now or hereafter owned by Debtor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
     “Intellectual Property” shall mean all intellectual property, proprietary rights and similar property or rights of every kind and nature now owned or hereafter acquired, including, without limitation, Patents, Trademarks, Copyrights, domain names, trade secrets and trade secret rights, inventions, designs, confidential or proprietary technical and business information, Know-How, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Inventory” shall mean all raw materials, work-in-process, and finished inventory of Debtor of every type or description and all documents of title covering such inventory, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on February 14, 2006 in the State of North Carolina, now or hereafter owned by Debtor.
     “Know-How” shall mean all know-how and other information, including, without limitation, ideas, discoveries, inventions, data, techniques, specifications, processes, procedures, manufacturing and technical information, results from experiments and tests, instructions, methods, formulae, designs, plans, sketches, records, confidential analyses, interpretations of information, and trade secrets, or any similar items, in any media form, whether or not tangible, including, without limitation, any paper or electronic form.
     “Patents” shall mean: (a) any U.S. or foreign patent to which Debtor now or hereafter has title and any application for a U.S. or foreign patent made by Debtor prior to or after February 14, 2006; (b) any reissue, renewal, division, continuation, continuation-in-part, or extension of or for any such patents or patent applications; and (c) any and all rights of enforcement with respect to any such patents and patent applications, including all rights of recovery or otherwise based on past, present and future infringement or misuse of said patents and patent applications and any and all causes of action related thereto.
     “Proceeds” shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of North Carolina on February 14, 2006 or under other relevant law and, in any event, shall include, but not be limited to, (a) proceeds arising or related to any sale, conveyance, assignment or transfer of any of the Collateral; (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor or Secured Party from time to time with respect to any of the Collateral; (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental or regulatory authority (or any person acting under color of governmental or regulatory authority); and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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     “Receivable” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on February 14, 2006 and as in effect from time to time in the State of North Carolina, and, in any event, shall include, but shall not be limited to, all of Debtor’s rights to payment for goods sold, leased or licensed or services performed by Debtor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, Contract, security agreement, chattel paper or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by Debtor to secure the foregoing; (b) all of Debtor’s right, title and interest in and to any goods, the sale of which gave rise thereto; (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing; (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto; (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration offices; (g) all credit information, reports and memoranda relating thereto; and (h) all other writings related in any way to the foregoing.
     “Secured Party” shall mean PharmaBio Development Inc.
     “Trademarks” shall mean (a) any registered or unregistered domestic or foreign service marks, trademarks, service mark applications, trademark applications, and trade, business and product names to which Debtor now or hereafter has title; and (b) all of Debtor’s right, title and interest to register, trademark claims under any state or federal trademark law or law of any foreign country and to apply for; renew, and extend the trademark registrations and trademark rights, the right to sue or bring opposition or cancellation proceedings for past, present, and future infringements or misuse of the trademarks, registrations, or trademark rights and all rights corresponding thereto in the United States and any foreign country.
     All capitalized terms not expressly defined herein are used as such terms are defined in the Uniform Commercial Code as in effect on February 14, 2006 and as in effect from time to time in the State of North Carolina,
     The rights of Secured Party with respect to the Collateral described above are subject to the terms of a security agreement between Secured Party and Debtor.

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